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                                                                     EXHIBIT 21

              SUBSIDIARIES OF PARK PLACE ENTERTAINMENT CORPORATION

1.   Atlantic City Country Club, Inc.
2.   B.W. Realty Corp.
3.   Bally's Casino Holdings, Inc.
4.   Bally's Casino Management, Inc.
5.   Bally's Grand Laundry Corporation
6.   Bally's Grand Management Co., Inc.
7.   Bally's Grand Property Sub I, Inc.
8.   Bally's Grand Property Sub II, Inc.
9.   Bally's Intermediate Casino Holdings, Inc.
10.  Bally's Intermediate Sub, Inc.
11.  Bally's Louisiana II, Inc.
12.  Bally's Louisiana, Inc.
13.  Bally's Manager, Inc.
14.  Bally's Maryland, Inc.
15.  Bally's Mexico, Inc.
16.  Bally's Midwest Casino, Inc.
17.  Bally's Operator, Inc.
18.  Bally's Park Place Funding, Inc.
19.  Bally's Park Place Realty Co.
20.  Bally's Park Place, Inc. (Delaware)
21.  Bally's Park Place, Inc. (New Jersey)
22.  Bally's Philadelphia, Inc.
23.  Bally's Sub, Inc.
24.  Bally's Tunica, Inc.
25.  Bally Biloxi, Inc.
26.  Bally Data Systems, Inc.
27.  Bally Warwick, Inc.
28.  Benco, Inc.
29.  B I Gaming Corporation
30.  Conrad International Hotels Corporation--SA (Proprietary) Limited
31.  FHR Corporation
32.  Flamingo Hilton-Laughlin, Inc.